Exhibit 99.(e)(i)

PACIFIC LIFE

BAR CODE

PACIFIC LIFE INSURANCE COMPANY

Consumer Market Division - Life Insurance
P.O. Box 2030 • Omaha, NE 68103-2030
(800) 347-7787 • Fax (866) 964-4860
www.PacificLife.com

APPLICATION FOR INDIVIDUAL LIFE SUPPLEMENT – PACIFIC ADMIRAL VUL

Policy Number: ____________________

Proposed Insured's Name: First	MI	Last	Suffix	Date of Birth (mm/dd/yyyy)

Face Amount/Death Benefit

Basic Coverage Amount

Check type(s) of term & enter first year coverage amount only. Check Varying box if term coverage varies.

- ☐ Annual Renewable Term ☐ Varying $ __________
- ☐ Annual Renewable Term – Additional Insured $ __________
- ☐ Scheduled Annual Renewable Term $ __________

Total Initial Coverage = $ __________

Death Benefit Option (Check one):

- ☐ Option A (Level)
- ☐ Option B (Increasing)
- ☐ Option C (Face Amount plus premiums, less distributions, is subject to limit shown in the illustration.)

Life Insurance Qualification Test (Check one):

- ☐ Guideline Premium Test (GPT)
- ☐ Cash Value Accumulation Test (CVAT)

Optional Benefits

- ☐ Accelerated Death Benefit Rider for Long-Term Care (Complete supplement form)
- ☐ Flexible Duration No Lapse Guarantee Rider
- ☐ ______________________________
- ☐ ______________________________

To Opt Out, check if applicable:

- ☐ Accelerated Death Benefit Rider for Chronic Illness
- ☐ Accelerated Death Benefit Rider for Terminal Illness
- ☐ Overloan Protection Rider
- ☐ ______________________________

Transaction Authorization

As the Policyowner, I understand that by checking the box below, Pacific Life Insurance Company (PLIC) will act upon my telephone and/or electronic instructions for all of the following requests.

- Transfer Between Investment Options
- Initiate Dollar Cost Averaging
- Rebalance Variable Investment Options
- Change Future Premium Allocation Instructions
- Initiate Policy Loans

PLIC will use reasonable procedures to confirm that these requests are authorized and genuine. As long as these procedures are followed, PLIC and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents, will be held harmless for any claim, liability, loss, or cost.

I further understand and agree that telephone and/or electronic transfers and allocation changes will be subject to the Policy's terms and conditions and PLIC's administrative requirements.

- **By checking "YES," I give my authorization for such telephone and/or electronic requests.** ☐ YES

Producer/Other Party Transaction Authorization (Optional)

1. As the Policyowner, I authorize and appoint the party listed below to act on my behalf for the following limited requests, including any telephone and/or electronic requests:

A. Appointee's Name: First	MI	Last	B. Relationship to Policyowner
			☐ Producer ☐ Other Party

Check one:

C. ☐ All Requests (listed in the Transaction Authorization section)

D. ☐ All Requests (listed in the Transaction Authorization section) except initiating Policy Loans

ICC25 A25IADMS Page 1 of 4 15-xxxxx-00 xx/2025

Premium Allocation Investment Options (Required)

Indicate the percentage amount to be allocated to each of the investment options. Investment options are grouped alphabetically by asset class. Refer to your VUL product prospectus for the current list of available investment options and more information about them.
(The total of the percentages must be 100%)

Domestic Equity

_________ Fidelity VIP Total Market Index
_________ Neuberger Berman AMT Sustainable Equity
_________ PSF Equity Index (BlackRock)
_________ PSF Hedged Equity (JPMorgan)
_________ PSF Large-Cap Plus Bond Alpha (PLFA/FDS)
_________ PSF Mid-Cap Plus Bond Alpha (PLFA/FDS)
_________ PSF QQQ Plus Bond Alpha (PLFA/FDS)
_________ PSF Small-Cap Index (BlackRock)
_________ PSF Small-Cap Plus Bond Alpha (PLFA/FDS)
_________ Vanguard VIF Mid Cap Index

Asset Allocation/Balanced

_________ PSF ESG Diversified (PLFA)
_________ PSF ESG Diversified Growth (PLFA)
_________ PSF Pac Dyn – Aggr Growth (PLFA)
_________ PSF Pac Dyn – Conserv Growth (PLFA)
_________ PSF Pac Dyn – Growth (PLFA)
PSF Pac Dyn – Mod Growth (PLFA)

International Equity

_________ DFA VA Intl Small
_________ Fidelity VIP Intl Index
_________ PSF Intl Equity Plus Bond Alpha (PLFA/FDS)

Sector/Specialty

_________ Vanguard VIF Real Estate Index

Cash Equivalents

_________ Fidelity VIP Govt Money Market

Fixed Income

_________ DFA VA Short-Term Fixed
_________ Fidelity VIP Bond Index
_________ PSF Bond Plus (PLFA/FDS)
_________ PSF Floating Rate Income (Aristotle Pacific)
_________ PSF Inflation Managed (PIMCO)
_________ Vanguard VIF Global Bond Index
_________ Vanguard VIF High Yield Bond

Indexed Account Options

_________ Pacific Life-1 Year Indexed Account
_________ Pacific Life-1 Year Indexed Account 4 (1-Year No Cap)
_________ Pacific Life-1 Year Indexed Account 6 (1-Year High Cap Plus)

Fixed Account Options

_________ Pacific Life-Fixed Account
_________ Pacific Life-Fixed LT Account

Other Approved Investment Options

_________ ______________________________
_________ ______________________________

Must Total 100% _________

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ICC25 A25IADMS Page 3 of 4 15-xxxxx-00 xx/2025 Policy Information for Variable Life Insurance Acknowledgment With respect to the purchase of this variable life insurance policy, by signing this Application I, the Policyowner acknowledge that: • I understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable investment options. • I understand that the policy values may increase or decrease, depending on the investment experience of the variable investment options. • I have considered my liquidity needs, risk tolerance and investment time horizon in selecting the variable investment options. • My registered representative provided me with a copy of the prospectus(es) for the variable life insurance policy I applied for, as well as prospectuses for all variable insurance investment options which are available within the policy. POLICY VALUES MAY INCREASE OR DECREASE, AND MAY EVEN BE REDUCED TO ZERO AND CAUSE THE POLICY TO LAPSE WITHOUT VALUE, DEPENDING ON THE EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. A CURRENT ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFIT AND HYPOTHETICAL CASH SURRENDER VALUE, IS AVAILABLE UPON REQUEST. Illustration Disclosure I, the Policyowner, understand that I have applied for and/or purchased a variable universal life insurance Policy from PLIC. I understand the following about variable universal life insurance and variable universal life insurance illustrations: • Policy illustrations demonstrate the workings of a policy over time. Policy illustrations are presentations of non-guaranteed policy values over a period of years, based on assumptions of future investment results and assumptions as to what policy charges and credits will then be in effect. The hypothetical investment rates used in illustrations are illustrative only and should not be deemed to represent past or future investment results. • In addition to investment results, future policy values depend on policy charges and credits. These charges and credits are determined by and may be adjusted by PLIC subject to contractual guarantees. • Future Policy values are also dependent on the amount and timing of premium payments, withdrawals, and loans. Policy cash values may be more or less than premiums paid. • The actual performance of the Policy is likely to vary from the illustration as actual investment results and future Policy charges and credits are either more or less favorable than illustrated. Such changes are likely to change the amount or number of required premiums to meet the original goals. • I understand that PLIC does not issue life insurance policies based on hypothetical life insurance illustrations and that any such hypothetical life insurance illustrations are neither an offer to insure by PLIC nor are illustrations part of the life insurance contract. Additionally, the illustration may be based on policy options that require future action. Consult with your representative to determine which (if any) illustrated policy options require future action. • PLIC does not offer legal advice regarding state and federal tax laws pertaining to life insurance. Variable Optional Services (Optional) If the following optional services are desired, complete the [New Business Variable Optional Services] form. • Portfolio Rebalancing • Dollar Cost Averaging (DCA) • First Year Transfer (FYT) • Scheduled Indexed Transfer (SIT) • Fixed Interest Sweep (ISW) Declarations The answers provided in this Application Supplement, in addition to the answers provided in the Application, are true and complete to the best of my knowledge and belief. I understand and agree to the following: 1. Acceptance of a life insurance Policy will be ratification of any administrative change with respect to such Policy made by Pacific Life Insurance Company (PLIC) as indicated under the title Endorsement, where permitted by state law. All other changes made to the Application, Application Supplement or Policy by PLIC will be indicated on an Amendment to Application form that must be signed by all applicable parties, prior to or at the time of delivery of this Policy; 2. No Producer is authorized to make or change contracts or insurance policies on the behalf of PLIC and no Producer may alter the terms of this Application Supplement or the Policy, nor does the Producer have the authority to waive any of PLIC’s rights or requirements; 3. The Policy as applied for in this Application Supplement will meet my insurance needs and financial objectives based in part upon my age, income, net worth, tax and family status, and any existing insurance policies I own; 4. If this Application and Application Supplement are for a product with an indexed feature, I acknowledge that: I am applying for a product with an indexed feature, for which the crediting for the indexed account tracks the gains and the losses of an outside financial index, subject to a floor and either a growth cap or a threshold, whichever applies. I further understand that, while the values of the Policy may be determined in part, by reference to an external index, the indexed feature does not directly participate in any stock or equity investments and values shown to me, other than the minimum values, are not guarantees, promises, or warranties;

ICC25 A25IADMS Page 4 of 4 15-xxxxx-00 xx/2025 Declarations (Continued) 5. The statements and answers in the Application and Application Supplement are the basis for any Policy issued by PLIC and no information will be considered to have been given to PLIC unless it is stated in the Application; 6. I understand that only the Producer signing this Application and Application Supplement is responsible for ensuring that the Policy meets my insurance needs and financial objectives, regardless of whether a PLIC employee attended any meetings to discuss the Policy; 7. I understand that PLIC is not authorized to engage in any activity in non-U.S. jurisdictions, and I will perform all parts of the Application, underwriting and delivery associated with this Policy in a U.S. jurisdiction; and 8. This Application Supplement will be attached to and made part of the Policy. Signatures If you are signing on behalf of an entity, you represent that you are authorized to execute this document and make the statements that are shown. You further represent that all requirements of those entities, including the use of any seal (in the case of a Corporation) and any authorized signatures (in the case of a Corporation and/or Trust), have been met. Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. If Policyowner/Applicant is under age 18, a signature of parent/guardian is required in place of the minor’s signature. SIGNED AND DATED ON: Date (mm/dd/yyyy) X X Policyowner/Applicant’s Signature, include Title if Corporation, Trust, or Business Entity. Additional Policyowner/Applicant’s Signature & Title, if applicable Producer’s Certification I certify that I have truly and accurately recorded the information supplied in the Application Supplement. X Date (mm/dd/yyyy) Soliciting Producer’s Signature